EXHIBIT 10.2



                               SECOND AMENDMENT TO
                     EMPLOYMENT AND NONCOMPETITION AGREEMENT

             THIS SECOND AMENDMENT, dated as of February 19, 1998 (the "Second Amendment"), TO THE EMPLOYMENT AND NONCOMPETITION AGREEMENT dated as of October 28, 1993 and as amended on October 31, 1996 (the "Original Agreement"), by and among HK SYSTEMS, INC. (formerly known as Harnischfeger Engineers, Inc.) (the "Company") and GLENN P. DAVIS (the "Employee").

             WHEREAS, the Company and the Employee are parties to the Original Agreement; and

             WHEREAS, the parties wish to set forth in this Second Amendment certain agreements they have reached.

             IN CONSIDERATION of the mutual promises and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

                                    ARTICLE I

                                   AMENDMENTS

             1.1 Amendments. The parties hereby agree that the Original Agreement be and it hereby is amended as follows:

             (a) Section 5 of the Original Agreement is deleted in its entirety and replaced with the following new Section 5:

             5. Compensation. The Company shall pay to the Employee a base annual salary of $260,000, which salary shall be reviewed annually by the Board of Directors of the Company for possible adjustment and shall be paid in approximately equal installments at the usual and customary times established by the Company. The annual base salary may not be reduced unless the reduction is: (a) part of a general reduction for all employees of the Company who own Stock of the Company or have been granted options to purchase Stock of the Company; and (b) proportionately consistent with such other reductions. The Company shall deduct from all payments made to the Employee under any federal, state or local withholding or other taxes or charges which the Company is required to deduct under applicable law. The Company shall have the right to rely upon a written opinion of counsel if any questions arise as to any deductions.

             (b) Upon the effectiveness of an initial public offering of common stock of the Company, Section 14 of the Original Agreement is deleted in its entirety; provided that, the Company and the Employee shall amend the Original Agreement to reinstate Section 14 if such initial public offering is not consummated within ten (10) days after it is effective.

                                   ARTICLE II

                                  MISCELLANEOUS

             2.1 Continuance of Agreement. Except as specifically amended by this Second Amendment, the Original Agreement remains in full force and effect.

             2.2 Governing Law. This Second Amendment shall be governed by the internal laws of the State of Wisconsin.

             2.3 Counterparts; Headings. This Second Amendment may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same agreement. The article and section headings in this Second Amendment are inserted for convenience of reference only and shall not constitute a part hereof.

             IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the day and year first above written.

                                      HK SYSTEMS, INC.



                                      By:  /s/
                                           Its:



                                      EMPLOYEE


                                      /s/ Glenn P. Davis
                                      GLENN P. DAVIS

                               FIRST AMENDMENT TO
                     EMPLOYMENT AND NONCOMPETITION AGREEMENT


         THIS FIRST AMENDMENT, dated as of October 31, 1996 (the "First Amendment"), TO THE EMPLOYMENT AND NONCOMPETITION AGREEMENT dated as of October 28, 1993 (the "Original Agreement"), by and among HK SYSTEMS, INC. (formerly known as HARNISCHFEGER ENGINEERS, INC.) (the "Company"), HEI SYSTEMS, INC. ("Systems") and GLEN P. DAVIS (the "Employee").

         WHEREAS, the Company, Systems and the Employee are parties to the Original Agreement; and

         WHEREAS, the parties wish to set forth in this First Amendment certain agreements that they have reached.

         IN CONSIDERATION herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed that:

                                    ARTICLE I

                                   AMENDMENTS

         1.1 Amendments. The parties hereby agree that the Original Agreement be and it hereby is amended as follows:

         (a) Section 14 of the Original Agreement is deleted in its entirety and replaced with the following new Section 14:

         14. Puts of and Calls on Stock.

             a. Puts.

                (1) Purchase of Stock at EmploYee's Death. Upon the death of the Employee, the Representative may require Systems to purchase all but not less than all of the Stock owned by the Employee at the time of the Employee's death, and any Transferee may require Systems to purchase all but not less than all of the Stock owned by it at the time of the Employee's death, in accordance with the provisions of this Section 14 of this Agreement. This option may be exercised by notice to Systems given within six (6) months after the date of death of the Employee. Upon the giving of such notice, the Person who gave such notice shall be obligated to sell and Systems shall be obligated to purchase the Stock at Fair Market Value per share. Systems shall pay to such Person by cash an amount equal to the lesser of the Purchase Price or the Life Insurance Proceeds at the closing of any such purchase. Any remaining balance shall be payable by Systems giving such Person a promissory note payable in equal monthly installments over the course of 36 months at an interest rate equal to the publicly announced prime rate of interest of M&l Marshall & Ilsley Bank, changing on each day such prime rate changes. In the event that more than one Person gives Systems such a notice, the cash paid to each Person at the closing of any such purchase shall be an amount equal to the lesser of (i) the Purchase Price or (ii) the Life Insurance Proceeds multiplied by a fraction, the numerator of which is the number of shares of Stock owned by such Person and the denominator of which is the number of shares of Stock owned by all Persons who have given notice to Systems under this Section 14(a)(1) of this Agreement.

                (2) Purchase of Stock Upon Termination of Employment Without Cause or for Disability. Upon the termination of the employment of the Employee by the Company without Cause or for Disability, the Employee may require Systems to purchase all but not less than all of the Stock owned by the Employee at the time of such termination, and any Transferee may require Systems to purchase all but not less than all of the Stock owned by it at the time of such termination, in accordance with the provisions of this Section 14 of this Agreement. This option may be exercised by notice to Systems given within six (6) months after the termination. Upon the giving of such notice, Systems shall be obligated to purchase and the Person who gave such notice shall be obligated to sell the Stock at Fair Market Value per share. Systems shall pay the amount due by giving such Person a promissory note payable in equal monthly installments over the course of 36 months at an interest rate equal to the publicly announced prime rate of interest of M&I Marshall & Ilsley Bank, changing on each day such prime rate changes.

             b. Systems' Calls.

                (1) Purchase of Stock Upon Employee's Death Upon Termination Without Cause or for Disability. Upon the Employee's death, or termination of the Employee's employment by the Company without Cause, or for Disability, Systems may require the Employee and any Transferees to sell all but not less than all of the Stock owned by the Employee and any such Transferees in accordance with the provisions of this Section 14 of this Agreement. Systems may exercise such option by notice to the Employee and any such Transferees given within six (6) months after the Employee's death or termination. Upon the giving of such notice, Systems shall be obligated to purchase and the Employee and any such Transferees shall be obligated to sell the Stock at Fair Market Value per share.

                (2) Purchase of Stock Upon Employee's Resignation or Termination with Cause. Upon Employee's resignation of his employment with the Company for any reason, including Good Reason, or upon termination by the Company of the Employee's employment for Cause, Systems may require the Employee and any Transferees to sell all but not less than all of the Stock owned by the Employee and any such Transferees in accordance with the provisions of this Section 14 of this Agreement. Systems may exercise such option by notice to the Employee and any such Transferees given within six (6) months after the termination or resignation. Upon the giving of such notice, Systems shall be obligated to purchase and the Employee and any such Transferees shall be obligated to sell the Stock at the greater of its Book Value or the actual purchase price paid by the Employee for such Stock.

             c. Purchase of Employee's and Transferee's Stock.  The Employee
                or any Transferee may, if the Employee terminates his employment with the Company for reason on or after November 1, 1998, request the Board of Directors of Systems to consider a purchase of the Stock owned by the Employee or such Transferee at Fair Market Value per share. The Board of Directors of Systems shall reasonably consider such request taking into account the reasons for the request, the personal health and financial situation of the Employee at that time and the financial condition of Systems at that time. If the Board of Directors of Systems agrees to such request by the Employee or any Transferee, the noncompetition provisions contained in Section 13(a) of this Agreement shall be extended to five (5) years from and after the date of termination of employment. The Board of Directors of Systems can only grant such request upon an 80% vote of the entire Board of Directors of Systems.

             d. Determination of Fair Market Value.  In the event that a notice which requires Systems to purchase the Stock is given pursuant to Section 14(a)(1), Section 14(a)(2), Section 14(b)(1) or Section 14(b)(2) of this Agreement, Systems and the Employee (or the Representative, if applicable) shall attempt to reach agreement on the Fair Market Value. If Systems and the Employee (or the Representative, if applicable) cannot agree on the Fair Market Value within sixty (60) calendar days after the date the relevant notice was given, then Systems or the Employee (or the Representative, if applicable) may notify the other that an Appraiser shall be selected and the Fair Market Value shall be determined by the Appraiser. If Systems and the Employee (or the Representative, if applicable) agree on the Fair Market Value, each Transferee may either (i) sell its Stock at the Fair Market Value agreed upon by Systems and the Employee (or the Representative, if applicable) or (ii) within sixty (60) calendar days after the date the relevant notice was given notify Systems that an Appraiser shall be selected and the Fair Market Value shall be determined by the Appraiser.

             e. Closing of Sale.

                (1) The Employee or the Representative, if applicable, and/or any Transferee shall sell the relevant Stock at a closing to be held at the principal place of business of Systems on a date which is ninety (90) calendar days after the date any notice exercising an option described in this Section 14 is given; provided, however, that a closing pursuant to a sale under
                      Section 14(a)(1) of this Agreement need not be held prior to the time that all Persons who may give notice to Systems pursuant to such subsection have given such notice and/or have given notice to Systems that they do not intend to exercise the option described in such subsection. At such Closing: (A) Systems shall deliver to the Employee (or the Representative or Transferee, if applicable) a bank cashier's or certified check, or Systems' promissory note (or both, if applicable), in the full amount of the purchase price; and (B) the Employee (or the Representative or Transferee, if applicable) shall deliver to Systems certificates representing the relevant Stock duly endorsed in blank.

                (2)   Notwithstanding anything to the contrary in this
                      Section 14 of this Agreement, Systems shall not be required to purchase Stock while, and to the extent, such purchase would result in a violation of applicable law or of any contract to which Systems or the Company is a party (including, without limitation, a violation of any covenant with may be contained in any loan agreement in effect from time to time); provided, however, that Systems and the Company will use reasonable efforts to cure or avoid such violation in order to permit such repurchase.

             (b)   The following new Section 1(u) is added to the Original
                   Agreement:

                u. Transferee.  "Transferee" shall mean a person to whom a
                   "Permitted Transfer" of Stock has been made pursuant to the First Amended and Restated Shareholders Agreement dated as of October 28, 1993 as amended and restated on February 13, 1995, and amended as of the date hereof, among the Employee, Systems and certain others.

                                   ARTICLE II

                                  MISCELLANEOUS

         2.1 Continuance of Agreement. Except as specifically amended by this First Amendment, the Original Agreement shall remain in full force and effect.

         2.2 Governing Law. This First Amendment shall be governed by the internal laws of the State of Wisconsin.

         2.3 Counterparts; Headings. This First Amendment may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same agreement.
   The article and section headings in this First Amendment are inserted for convenience of reference only and shall not constitute a part hereof.

         IN WITNESS THEREOF, the parties hereto have executed this First Amendment as of the day and year first above written.

                                 HK SYSTEMS, INC.



                                 By:  /s/ John W. Splude
                                      John W. Splude, President


                                 Attest:


                                 /s/ John R. Kuhnmuench, Jr.
                                 John R. Kuhnmuench, Jr., Secretary



                                 HEI SYSTEMS, INC.



                                 By:  /s/ John W. Splude
                                      John W. Splude, President


                                 Attest:


                                 /s/ John R. Kuhnmuench, Jr.
                                 John R. Kuhnmuench, Jr., Secretary



                                 /s/ Glen P. Davis         (SEAL)
                                 Glen P. Davis

                          HARNISCHFEGER ENGINEERS, INC.

                     EMPLOYMENT AND NONCOMPETITION AGREEMENT


        This Employment and Noncompetition Agreement is entered into as of this 28th day of October, 1993, by and among HARNISCHFEGER ENGINEERS, INC., HEI SYSTEMS, INC. and GLENN P. DAVIS.


                                    RECITALS:

        WHEREAS, the Company desires to continue to employ the Employee and to set forth the terms and conditions of the Employee's employment and the Employee desires to continue to be employed by the Company on the terms and conditions set forth in this Agreement; and

        WHEREAS, during the course of employment, the Employee has learned and will learn the identities of the Company's customers, their purchasing needs and habits and the names of the personnel charged with purchasing responsibilities and the Company's methods of doing business; and

        WHEREAS, the Company's list of customers has been compiled by the Company and the Company's methods of doing business have been developed by the Company at considerable expense over a number of years; and

        WHEREAS, but for his employment at the Company, Employee would not be able to easily duplicate the Company's customer list or be thoroughly familiar with its methods of doing business; and

        WHEREAS, the Company's customer list and methods of doing business are of considerable economic value to the Company; and

        WHEREAS, Systems owns all of the issued and outstanding shares of capital stock of the Company and the Employee owns certain shares of the issued and outstanding shares of capital stock of Systems;

        WHEREAS, THE EMPLOYEE HAS REVIEWED THE MATTERS RECITED IN THE SIX PARAGRAPHS ABOVE AND CONFIRMS THAT HE AGREES WITH THOSE RECITALS.

                                 NOW, THEREFORE

        In consideration of the Recitals and of the mutual promises and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

   1. Definitions. When used in this Agreement, the following terms shall have the meanings specified:

        a. Agreement. "Agreement" shall mean this Employment and Noncompetition Agreement, as the same shall be amended from time to time in accordance with the terms hereof.

        b. Appraiser. "Appraiser" shall mean a Person of recognized standing whose usual and regular business is the determination of the fair market value of businesses which shall be: (1) jointly selected by Systems and the Employee (or the Representative, if applicable); or (2) if Systems and the Employee (or the Representative, if applicable) cannot agree on the identity of the Appraiser within ten (10) calendar days after the giving of a notice from any Person requiring the selection of an Appraiser under this Agreement, then the identity of the Appraiser shall be selected by the Chief Judge of the United States District Court for the Eastern District of Wisconsin.

        c. Book Value. "Book Value" shall mean an amount equal to: (1) all consolidated assets of Systems and the Company (including goodwill, patents, trademarks, trade names, copyrights and other intangible assets) determined in accordance with generally accepted accounting principles; minus (2) all consolidated liabilities of Systems and the Company determined in accordance with generally accepted accounting principles; minus, without duplication (3) the amount of the liquidation value plus all cumulative and unpaid dividends payable by Systems for all shares of Preferred Stock of Systems issued and outstanding on the date of such calculation; minus, without duplication (4) the amount of the liquidation value plus all cumulative and unpaid dividends payable by the Company for all shares of Preferred Stock of the Company issued and outstanding on the date of calculation.

        d. Cause. The following actions on the part of the Employee shall be considered as "Cause":

             (1) Personal dishonesty, willful misconduct, breach of fiduciary duty involving personal profit, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses), or habitual use of alcohol or drugs: (A) which materially impairs the Employee's ability to carry out his duties; and (B) as to which the Board of Directors of the Company makes a good faith determination that such conduct has occurred and that such conduct meets the standard set forth in Section 1(d)(1)(A) of this Agreement;

             (2) Rendering any assistance to any Person in that Person's competitive efforts with the Company;

             (3) Use of the Company's proprietary information or customer lists for the Employee's own benefit or in a way adverse to the Company's interests; or

             (4) A good faith determination by the Company, after a notice to the Employee and an opportunity to meet with the Board of Directors of the Company concerning such matter, that the Employee has breached any material provision of this Agreement.

        e. Company. "Company" shall mean Harnischfeger Engineers, Inc., a Delaware corporation.

        f. Competitive Product. "Competitive Product" shall mean a product or service, made or provided by a Competitor, which is the same as or is directly competitive with one with respect to which the Employee acquired confidential information relating to the Company, or its business, products or services by reason of the Employee's work with the Company.

        g. Competitor. "Competitor" shall mean any Person engaged in, or about to become engaged in, the production or sale, or both, of any product or service in any part of the United States of America which is directly competitive with one with respect to which the Employee acquired confidential information relating to the Company, or its business, products or services by reason of the Employee's work with the Company.

        h. Creations. "Creations" shall mean all manuscripts, programs, writings, pictorial materials, and other creations created by the Employee, either individually or jointly, during the Employee's employment by the Company, and which relate to the business of the Company.

        i. Disability. "Disability" shall mean that the Employee has been declared mentally incompetent by a Wisconsin court or shall have been disabled for a consecutive period of 120 days so that the Employee is unable to perform the Employee's duties as an employee of the Company under this Agreement. Any dispute as to the existence of a Disability or its duration shall be submitted to a licensed physician agreed upon by the Employee and the Company or, failing such agreement, to one appointed by the President of the Medical Society of Wisconsin at the request of either the Employee or the Company. The Employee shall cooperate in such determination and the determination of such physician shall be binding and conclusive upon the parties.

        j.   Employee.  "Employee" shall mean Glenn P. Davis.

        k. Fair Market Value. "Fair Market Value" shall mean the aggregate fair market value of the Stock at the date of appraisal calculated: (1) without any discount of any kind, whether for lack of marketability, minority holdings, the size of Systems or any other factor; and (2) as if such value were calculated for sale of Systems as a whole to a Person who is not an affiliate of Systems or the Company.

        l. Good Reason. "Good Reason" shall mean that the Company has breached any provision of this Agreement.

        m. Inventions. "Inventions" shall mean all inventions, discoveries, developments, improvements, works, ideas, and other contributions, whether or not patented or patentable or otherwise protectable in law, which are conceived, made, developed or acquired by the Employee, either individually or jointly, during the employment of the Employee by the Company and which relate in any manner to the Employee's work, the research or business of the Company, or fields to which the business of the Company may reasonably extend.

        n. Investors. "Investors" shall mean the owners of shares of the Class B Cumulative Preferred Stock of Systems.

        o. Life Insurance Proceeds. "Life Insurance Proceeds" shall mean the net amount of cash proceeds actually received by Systems or the Company as a result of the Employee's death, which are: (1) not pledged by Systems or the Company to secure any indebtedness of Systems or the Company; and (2) not required to be paid by Systems or the Company to other Persons by any contract entered into by Systems or the Company prior to the Employee's death.

        p. Person. "Person" shall mean and include an individual, partnership, corporation, trust, incorporated organization and a government or any department or agency thereof.

        q. Representative. "Representative" shall mean, after the Employee's death, the duly appointed and qualified executor or personal representative of the estate of the Employee.

        r. Restricted Area. "Restricted Area" shall mean anywhere within a twenty-five (25) mile radius of any location in any U.S. city in which the Company had, at any time while the Employee was employed by the Company, a place of business or customers.

        s. Stock. "Stock" shall mean all shares of Common Stock of Systems owned by the Employee at the execution of this Agreement or acquired hereafter.

        t. Systems. "Systems" shall mean HEI Systems, Inc., a Wisconsin corporation.

   2. Employment. The Company hereby agrees to continue the employment of the Employee and the Employee hereby accepts continued employment with the Company in accordance with the terms and conditions set forth in this Agreement. Except for illness, vacation periods and reasonable leaves of absence approved by the Board of Directors of the Company, the Employee agrees to devote the Employee's full time, skill, knowledge, and attention to the business of the Company and the performance of the duties of the Employee under this Agreement. During the term of employment, it shall not be a violation of this Agreement for the Employee to do one or more of the following, so long as such activities do not interfere with the performance of the Employee's responsibilities as an employee of the Company in accordance with this Agreement: (a) serve on corporate, civic, trade or charitable boards or committees; (b) deliver lectures or fulfill speaking engagements; and (c) manage personal investments.

   3. Term. This Agreement shall commence on the date first above written and continue indefinitely until effective notice of termination is given by the Employee or the Company to the other. THE EMPLOYEE'S EMPLOYMENT WITH THE COMPANY IS ON AN AT-WILL BASIS. Either the Employee or the Company may terminate the Employee's employment with the Company at any time and for any reason or no reason at all, subject only to the parties' obligations as described in Section 8 of this Agreement.

   4. Duties. The Employee shall be employed as a Senior Vice President of the Company or in such other executive position with the Company as may be mutually agreed to between the Company and the Employee. The Employee shall perform such services and duties as are usually and customarily required of a Person holding such position with a business corporation. The services to be performed by the Employee shall be principally rendered in or about Milwaukee, Wisconsin or such other place at which the Company makes its corporate headquarters, together with such business travel as may be necessary for the Employee to satisfactorily perform the duties required under this Agreement.

   5. Compensation. The Company shall pay to the Employee a base annual salary of $140,000, which salary shall be reviewed annually by the Board of Directors of the Company for possible adjustment and shall be paid in approximately equal installments at the usual and customary times established by the Company. The Company shall deduct from all payments made to the Employee under this Agreement any federal, state or local withholding or other taxes or charges which the Company is required to deduct under applicable law. The Company shall have the right to rely upon a written opinion of counsel if any questions arise as to any deductions.

   6. Additional Benefits. The Employee shall be entitled to the following additional benefits:

        a. Vacation/Holidays. The Employee shall be entitled to paid vacations and holidays as provided to other senior executive employees of the Company.

        b. Expense Reimbursement. The Company shall pay, upon submission of appropriate vouchers and supporting documentation, all expenses of the Employee incurred in connection with the rendering of services to the Company as an employee pursuant to this Agreement in accordance with the Company's usual and ordinary practices, provided that such expenses are reasonable and necessary business expenses of the Company.

        c. Automobile. The Company shall provide the Employee with the use of a Company-provided vehicle in accordance with Company policy.

        d. Bonus Program. The Employee will be eligible to participate in an executive bonus program to be established by the Board of Directors of the Company, pursuant to which the Employee may earn up to 40% of the Employee's base salary in any year. The bonus program will include a combination of annual performance benchmarks and long-term benchmarks for both the Employee and the Company.

        e. Miscellaneous. The Employee shall be entitled to other fringe benefits generally provided to senior management of the Company, including health insurance, disability insurance, term life insurance, pension and profit-sharing and other programs established by the Board of Directors of the Company.

   7. Life Insurance. The Company will purchase life insurance on the Employee's life, payable to the Company or Systems in an amount equal to at least Four Hundred Thousand Dollars ($400,000) in excess of the amount required by the Company's or Systems' lenders.

   8.   Termination.

        a.   Termination Without Cause or for Good Reason.  As stated in
             Section 3 of this Agreement, the Employee's employment may be terminated by the Company or by the Employee at any time and for any reason or for no reason at all. However, if the Employee's employment with the Company is terminated by the Company without Cause, or by the Employee for Good Reason, or as the result of the Employee's Disability, the Employee shall receive the Employee's then current base salary for a one (1) year period after such termination, plus the continuation in the health, disability and term life insurance programs of the Company during such one year period at the Company's expense. The severance pay shall be paid to the Employee at the same times as the Company generally pays management employees. If the Employee's employment is terminated as the result of Disability, any severance payments shall be reduced by any gross insurance proceeds actually received by the Employee from the Company sponsored disability insurance. The severance payments shall not be reduced by any other compensation received by the Employee during the severance period unless such compensation is received from Competitors. The Employee shall have no obligation to seek other employment or otherwise mitigate damages hereunder.

        b. Termination for Cause or Without Good Reason. In the event that the Employee's employment with the Company is terminated by the Company for Cause or by the Employee without Good Reason, the Employee shall be paid compensation only through the date of such termination and all other financial obligations of the Company to the Employee under this Agreement and all benefits under this Agreement shall cease as of the date of such termination.

        c. Return of the Company's Materials. Upon termination for any reason, the Employee shall immediately return to the Company all files, credit cards, keys, computers, instruments, equipment, vehicles, and other materials owned or provided by the Company.

   9. Confidential Information. The Employee acknowledges that through the services to be performed for the Company, the Employee will obtain confidential information regarding the Company's business affairs, including such matters as computer programs, research, customer lists, customer development, planning, purchasing, finance, marketing, customer relations, and other information of a similar nature not available to the public. This information may be oral or written and may be that which the Employee originates as well as that which otherwise comes into the possession or knowledge of the Employee. The Employee agrees to treat all matters relating to the business activities of the Company as confidential and not to divulge or disclose any information gained in connection with the employment of the Employee by the Company to any other Person except upon the written request or instruction of the Company or in the normal course of the duties of the Employee as an employee of the Company. The Employee agrees not to use or disclose, for purposes of marketing or otherwise, any of the customer information the Employee receives while working at the Company (including, but not limited to, customers' identity, financial status and holdings), either on behalf of the Employee or as a representative, agent, employee, officer, director, trustee, stockholder, or creditor of, or partner, joint venturer, or investor with or in any Competitor, except for any information which is or becomes generally available to the public, or otherwise comes into possession of the Competitor, other than as a result of disclosure by the Employee. This Section 9 is intended to protect confidential information and customer relationships, both during and after the period of the Employee's employment with the Company, and not to limit the Employee's right to seek and obtain employment in competition with the Company after termination of the Employee's employment with the Company, which is covered by Section 13 of this Agreement.

   10. Relationship with Others. The parties agree that the profitability and goodwill of the Company depend on continued amicable relations with its suppliers and customers, and the Employee: (a) except on behalf of the Company, will not approach for any reason, nor solicit any business of any kind from, any former, present or future customer of the Company; or (b) cause, request or advise any suppliers or customers of the Company to curtail or cancel their business with the Company. Nothing in Section 10(a) shall, after termination of the Employee's employment with the Company for any reason, prevent the employment of the Employee by a customer or supplier of the Company unless such employment violates Section 13(a) of this Agreement.
        This provision shall apply to any customers or suppliers of the Company during the three (3) year period prior to the termination of the Employee's employment or to Persons with an active proposal from the Company on the date of the termination of the Employee's employment. This provision shall apply for three (3) years after termination of the Employee's employment with the Company if the termination is for Cause and for one (1) year if the termination is for any other reason.

   11.  Inventions and Creations.

        a. Inventions. The Employee agrees that all Inventions shall belong to the Company. The Employee agrees to and does hereby assign and transfer to the Company the entire right, title, and interest of the Employee in and to all Inventions. The Employee further agrees to promptly and fully disclose all Inventions to the Company, in writing if requested by the Company, and to execute and deliver any and all lawful applications, assignments, and other documents which the Company requests for protecting the Inventions in the United States or in any other country. The Company shall have the full and sole power to prosecute such applications and to take all other actions concerning the Inventions, and the Employee agrees to cooperate fully, at the expense of the Company, in the preparation and prosecution of all such applications and in any legal actions and proceedings concerning the Inventions.

        b. Creations. The Employee agrees to and does hereby assign, convey, and transfer to the Company all Creations. The Company shall have the full right to seek and procure copyrights on the Creations, and the Employee shall cooperate fully, at the expense of the Company, in securing copyrights and in any legal actions and proceedings concerning the Creations.

        c. Presumption of Company Ownership. Without diminishing any rights granted to the Company in Sections 11(a) and 11(b), if an Invention is described in a patent application or is disclosed to third parties by the Employee within two (2) years after leaving the employ of the Company, or if a Creation is published or is disclosed to third parties by the Employee within two (2) years after leaving the employ of the Company, the Employee agrees that it is to be rebuttably presumed that the Invention or the Creation was conceived, made, developed, acquired, or created by the Employee during the period of employment of the Employee by the Company, and the Invention or Creation will belong the Company.

   12. Noncompetition While Employed By The Company. The Employee agrees not to compete with the Company in any territory in which the Company sells its products or provides its services, either on behalf of the Employee, or as a representative, agent, employee, officer, director, trustee, stockholder, or creditor of, or partner, joint venturer, or investor with or in, any other Person, during his employment with the Company.

   13.  Noncompetition After Termination of Employment.

        a. Scope of Noncompetition. The Employee agrees that for one (1) year after the termination of the Employee's employment with the Company, regardless of the reason for such termination, the Employee will not:

             (1) Render services, either directly or indirectly, to any Competitor in connection with the development, manufacture, sale, merchandising or promotion of any Competitive Product; or

             (2) Engage, either directly or indirectly, within the Restricted Area, for the Employee or as an investor, in the development, manufacture, purchase or sale of any Competitive Product.

        b.   Exceptions to Scope of Noncompetition.

             (1) Nothing in Section 13(a) of this Agreement shall prohibit the Employee from owning or acquiring securities of Systems, the Company or of any corporation or other business enterprise that may be engaged in activities described in Section 13(a), provided that: (A) the Employee is not an officer, director or employee of, or consultant to, such corporation or business enterprise; (B) such securities are held by the Employee for investment purposes and represent less than five percent (5%) of the total equity interests of such corporation or business enterprise; and (C) such securities are listed on a national securities exchange or are regularly quoted in the over the counter market by one or more members of the National Association of Securities Dealers.

             (2) It shall not be deemed a violation of Section 13(a) if the Employee accepts employment with a business entity which is diversified and made up of separate divisions and which, as to parts of its business, is not a Competitor, provided the Company shall be furnished prior to such employment definite written assurances satisfactory to it, separately from the Employee and such business entity, that the Employee will not be expected, required or permitted to and in fact does not render services directly or indirectly to a division or a part of such business entity which division or part is a Competitor.

        c. Notification to the Company. During the period of time that the Employee is subject to the provisions of Section 13(a) of this Agreement, the Employee shall notify the Board of Directors of the Company of any occupation or employment which the Employee proposes to take up after termination of employment with the Company and shall furnish to the Company such written or oral information as it may reasonably request concerning such proposed occupation or employment. Upon request of the Employee, the Company agrees to notify the Employee promptly, and in any event within thirty (30) days after receipt of the requested information, whether or not the Company considers such occupation, based on the information so furnished or derived from its independent investigation, to come within the provisions of Section 13(a) and, if the Company considers such occupation to come within the provisions of Section 13(a), whether the Company will waive any of the provisions thereof.

   14.  Puts of and Calls on Employee's Stock.

        a.   Employee's Puts.

             (1) Purchase of Employee's Stock at Death. Upon the death of the Employee, the Representative may require Systems to purchase the Stock owned by the Employee at the time of death in accordance with the provisions of this Section 14 of this Agreement. The Representative may exercise such option by notice to Systems given within six (6) months after the date of death of the Employee. Upon the giving of such notice, the Representative shall be obligated to sell and Systems shall be obligated to purchase the Stock at Fair Market Value per share. Systems shall pay to the Representative by cash an amount equal to the lesser of the Purchase Price or the Life Insurance Proceeds at the closing of any such purchase. Any remaining balance shall be payable by Systems giving the Representative a promissory note payable in equal monthly installments over the course of 36 months at an interest rate equal to the publicly announced prime rate of interest of M&I Marshall & Ilsley Bank, changing on each day such prime rate changes.

             (2) Purchase of Employee's Stock Upon Termination Without Cause or for Disability. Upon the termination of the employment of the Employee by the Company without Cause or for Disability, the Employee may require Systems to purchase all but not less than all of the Stock owned by the Employee in accordance with the provisions of this Section 14 of this Agreement. The Employee may exercise such option by notice to Systems given within six (6) months after the termination. Upon the giving of such notice, Systems shall be obligated to purchase and the Employee shall be obligated to sell the Stock at Fair Market Value per share. Systems shall pay the amount due by giving the Employee a promissory note payable in equal monthly installments over the course of 36 months at an interest rate equal to the publicly announced prime rate of interest of M&I Marshall & Ilsley Bank, changing on each day such prime rate changes.

        b.   Systems' Calls.

             (1) Purchase of Employee's Stock Upon Death, Upon Termination Without Cause or for Disability. Upon the Employee's death, or termination of the Employee's employment by the Company without Cause, or for Disability, Systems may require the Employee to sell all but not less than all of the Stock owned by the Employee in accordance with the provisions of this Section 14 of this Agreement. Systems may exercise such option by notice to the Employee given within six (6) months after the termination. Upon the giving of such notice, Systems shall be obligated to purchase and the Employee shall be obligated to sell the Stock at Fair Market Value per share.

             (2) Purchase of Employee's Stock Upon Resignation or Termination with Cause. Upon Employee's resignation of his employment with the Company for any reason, including Good Reason, or upon termination by the Company of the Employee's employment for Cause, Systems may require the Employee to sell all but not less than all of the Stock owned by the Employee in accordance with the provisions of this Section 14 of this Agreement. Systems may exercise such option by notice to the Employee given within six (6) months after the termination or resignation. Upon the giving of such notice, Systems shall be obligated to purchase and the Employee shall be obligated to sell the Stock at the greater of its Book Value or the actual purchase price paid by the Employee for such Stock.

        c. Purchase of Employee's Stock. The Employee may, if the Employee terminates his employment with the Company for any reason on or after November 1, 1998, request the Board of Directors of Systems to consider a purchase of the Stock owned by the Employee at Fair Market Value per share. The Board of Directors of Systems shall reasonably consider such request, taking into account the Employee's reasons for the request, the personal health and financial situation of the Employee at that time and the financial condition of Systems at that time. If the Board of Directors of Systems agrees to such request, the noncompetition provisions contained in Section 13(a) of this Agreement shall be extended to five (5) years from and after the date of termination of employment. The Board of Directors of Systems can only grant such request upon an 80% vote of the entire Board of Directors of Systems.

        d. Determination of Fair Market Value. In the event that a notice which requires Systems to purchase the Stock is given pursuant to Section 14(a)(1), Section 14(a)(2), Section 14(b)(1), Section 14(b)(2) or Section 14(c) of this Agreement, Systems and the Employee (or the Representative, if applicable) shall attempt to reach agreement on the Fair Market Value. If Systems and the Employee (or the Representative, if applicable) cannot agree on the Fair Market Value within sixty (60) calendar days after the date the relevant notice was given, then Systems or the Employee (or the Representative, if applicable) may notify the other that an Appraiser shall be selected and the Fair Market Value shall be determined by the Appraiser.

        e.   Closing of Sale.

             (1) The Employee or the Representative, if applicable, shall sell the relevant Stock at a closing to be held at the principal place of business of Systems on a date which is ninety (90) calendar days after the date any notice exercising an option described in this Section 14 is given. At such Closing: (A) Systems shall deliver to the Employee (or the Representative, if applicable) a bank cashier's or certified check, and Systems' promissory note, in the full amount of the purchase price; and (ii) the Employee or the Representative, if applicable, shall deliver to Systems certificates representing the relevant Stock duly endorsed in blank.

             (2) Notwithstanding anything to the contrary in this Section 14 of this Agreement, Systems shall not be required to purchase Stock while, and to the extent, such purchase would result in a violation of applicable law or of any contract to which Systems or the Company is a party (including, without limitation, a violation of any covenant which may be contained in any loan agreement in effect from time to time); provided, however, that Systems or the Company will use reasonable efforts to cure or avoid such violation in order to permit such repurchase.

   15. Remedies. In addition to other remedies provided by law or equity, upon a breach by the Employee of any of the covenants contained herein, Systems and the Company shall be entitled to have a court of competent jurisdiction enter an injunction against the Employee prohibiting any further breach of the covenants contained herein.
        The parties further agree that the services to be performed by the Employee hereunder are of a unique, special, and extraordinary character. Therefore, in the event of any controversy concerning rights or obligations under this Agreement, such rights or obligations shall be enforceable in a court of competent jurisdiction at law or equity by a decree of specific performance or, if Systems or the Company elects, by obtaining damages or such other relief as Systems or the Company may elect to pursue. Such remedies, however, shall be cumulative and nonexclusive and shall be in addition to any other remedies which Systems or the Company may have.

   16. Assignment. This Agreement and the respective rights, duties, and obligations of the Employee hereunder may not be assigned or delegated by the Employee.

   17. Notice. Any notice (including notice of change of address) permitted or required to be given pursuant to the provisions of this Agreement shall be in writing and sent by registered or certified mail, return receipt requested, or by hand delivery to the parties at the following addresses:

             If to Systems or         Harnischfeger Engineers, Inc.
             the Company:             Attention:  President
                                      13400 Bishops Lane
                                      Brookfield  WI  53005

                                      with a copy to:

                                      Quarles & Brady
                                      Attention:  Patrick M. Ryan
                                      411 East Wisconsin Avenue
                                      Milwaukee, WI 53202

             If to the Employee:      Glenn P. Davis
                                      Personal & Confidential
                                      c/o HK Systems, Inc.
                                      2855 South James Drive
                                      New Berlin, WI 53151

        Notice properly given by mail shall be deemed effective one (1) business day after mailing.

   18. Entire Agreement. This Agreement constitutes the entire agreement and understanding between Systems, the Company and the Employee concerning the Employee's employment by the Company, and supersedes the letter agreement dated August 31, 1993 between Systems and the Employee and any and all other previous agreements or understandings, whether written or oral, among Systems, the Employee and the Company concerning such employment. This Agreement may not be modified orally.

   19. Waiver. The waiver by any party of the breach of any covenant or provision in this Agreement shall not operate or be construed as a waiver of any subsequent breach by any party.

   20. Invalidity of any Provision. The provisions of this Agreement are severable, it being the intention of the parties that should any provision hereof be invalid or unenforceable, such invalidity or unenforceability of any provision shall not affect the remaining provisions hereof, but the same shall remain in full force and effect as if such invalid or unenforceable provision were omitted.

   21. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Wisconsin.

   22. Headings. Headings in this Agreement are for informational purposes only and shall not be used to construe the intent of this Agreement.

   23. Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same agreement.

   24. Expenses. If any legal proceeding is necessary by the Employee, Systems or the Company to enforce or interpret the terms of this Agreement or to recover damages for the breach of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys fees and necessary costs and expenses incurred in such litigation from the losing party in addition to any other relief to which the prevailing party may otherwise be entitled.

   25. Reasonableness of Restrictions. THE EMPLOYEE HAS READ THIS AGREEMENT AND AGREES THAT THE CONSIDERATION PROVIDED BY THE COMPANY IS FAIR AND REASONABLE AND FURTHER AGREES THAT GIVEN THE IMPORTANCE TO THE COMPANY OF THE CUSTOMER LIST AND THE COMPANY'S PARTICULAR METHODS OF DOING BUSINESS, THE POST-EMPLOYMENT RESTRICTIONS ON THE EMPLOYEE'S ACTIVITIES ARE LIKEWISE FAIR AND REASONABLE.

        IN WITNESS WHEREOF, the parties hereto have executed this Employment and Noncompetition Agreement as of the date first above written.

                                 HARNISCHFEGER ENGINEERS, INC.


                                 By: /s/ John W. Splude
                                    John W. Splude, President


                                 HEI SYSTEMS, INC.


                                 By: /s/ John W. Splude
                                    John W. Splude, President


                                 /s/ Glenn P. Davis              (SEAL)
                                 Glenn P. Davis